Exhibit 1.1

EXECUTION VERSION

SOUTHWEST AIRLINES CO.

$412,100,000
Southwest Airlines Pass Through Certificates, Series 2007-1A
$87,900,000
Southwest Airlines Pass Through Certificates, Series 2007-1B

UNDERWRITING AGREEMENT

September 19, 2007

MORGAN STANLEY & CO. INCORPORATED
CITIGROUP GLOBAL MARKETS INC.
As Representatives of the several Underwriters named in Schedule II hereto

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

Southwest Airlines Co., a Texas corporation (the “Company”), proposes that Wilmington Trust Company, as trustee under each of the Trusts (as defined below) (each, a “Trustee”), issue and sell to the underwriters named in Schedule II hereto Southwest Airlines Pass Through Certificates, Series 2007-1A (the “Class A Certificates”) and Southwest Airlines Pass Through Certificates, Series 2007-1B (the “Class B Certificates”, and, together with the Class A Certificates, the “Certificates”), in the aggregate principal amounts and with the interest rates and final expected distribution dates set forth on Schedule I hereto on the terms and conditions stated herein. The cash proceeds of the offering of Certificates by each Trust will be used by the Trustee to acquire the Equipment Notes (as defined in the Pass Through Trust Agreement described below) issued by the Company and secured by certain aircraft (the “Aircraft”) owned by the Company.

The Certificates will be issued pursuant to a Pass Through Trust Agreement, dated as of July 1, 2005 (the “Basic Agreement”) between the Company and the Trustee, as supplemented with respect to the issuance of each class of Certificates by a separate Pass Through Trust Supplement to be dated as of the Closing Date (as defined below) (individually, a “Trust Supplement”), between the Company and the Trustee (the Basic Agreement as supplemented by each such Trust Supplement being referred to herein individually as a “Pass Through Trust Agreement”). The Trust Supplements are related to the creation and administration of Southwest Airlines Pass Through Trust 2007-1A (the “Class A Trust”) and Southwest Airlines Pass Through Trust 2007-1B (the “Class B Trust”, and, together with the Class A Trust, the “Trusts”). As used herein, unless the context otherwise requires, the term “Underwriters” shall mean the firms named as Underwriters in Schedule II, and the term “you” shall mean collectively Morgan Stanley & Co. Incorporated (“MS”) and Citigroup Global Markets Inc.

Certain amounts of interest payable on the Class A Certificates will be entitled to the benefit of a liquidity facility. BNP Paribas, acting through its New York branch (the “Liquidity Provider”), will enter into a revolving credit agreement with respect to the Class A Trust (the “Liquidity Facility”) to be dated as of the Closing Date for the benefit of the holders of the Class A Certificates. The Liquidity Provider and the holders of the Certificates will be entitled to the benefit of an Intercreditor Agreement to be dated as of the Closing Date (the “Intercreditor Agreement”) among the Trustees, Wilmington Trust Company, as the subordination agent and trustee thereunder (the “Subordination Agent”) and the Liquidity Provider. The Class B Certificates will not have the benefit of a liquidity facility.

The Company understands that the Underwriters propose to make a public offering of the Certificates as soon as the Underwriters deem advisable after this Underwriting Agreement (the “Agreement”) has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-126738), including the related preliminary prospectus relating to pass through trust certificates, which registration statement has been declared effective by the Commission and the Basic Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”). Such registration statement covers the registration of the Certificates under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of paragraph (b) of Rule 424 (“Rule 424(b)”) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the 1933 Act. Such registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the 1933 Act and the documents incorporated therein pursuant to Part I, Item 12 of Form S-3 as of its most recent effective date, is hereinafter referred to as the “Registration Statement,” and the related base prospectus relating to pass through trust certificates in the form first used to confirm sales of the Certificates (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), including the documents incorporated therein pursuant to Part I, Item 12 of Form S-3 as of such date, is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Certificates in the form first used to confirm sales of the Certificates (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), including the documents incorporated therein pursuant to Part I, Item 12 of Form S-3 as of such date of such prospectus supplement, is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus.

For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

Capitalized terms used but not otherwise defined in this Agreement shall have the meanings specified therefor in the relevant Pass Through Trust Agreement or the Intercreditor Agreement. For purposes hereof, the term “Operative Agreements” shall mean, collectively, this Agreement, the Pass Through Trust Agreements, the Certificates, the Intercreditor Agreement, the Liquidity Facility, the Equipment Notes, Indentures and the Participation Agreements.

1. Representations and Warranties. (a) The Company represents and warrants to each Underwriter as of the date hereof and agrees with each Underwriter that:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package (as defined in Section 1(a)(ii) below) and the Prospectus; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where those failures to so qualify or to be in good standing in the aggregate would not have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and its consolidated subsidiaries taken as a whole (a “Material Adverse Effect”).

(ii) The Company meets the requirements for the use of Form S-3 under the 1933 Act Regulations and the Registration Statement has become effective under the 1933 Act. At the time of first filing of the Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Certificates and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405. No stop order suspending the effectiveness of the Registration Statement has been issued, and, to the Company’s knowledge, no proceedings for that purpose have been initiated or threatened by the Commission and any request on the part of the Commission for additional information has been complied with.

At the respective times the first filing of the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and the 1939 Act and the rules and regulations of the Commission thereunder (the “Trust Indenture Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, as of its date, at the time the Prospectus or any such amendment or supplement is first filed in accordance with Rule 424(b), and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the prospectus relating to pass through trust certificates filed as part of the first filing of the Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations (after taking into account the information permitted to be omitted pursuant to Rules 430B and 430C of the 1933 Act Regulations, as applicable) and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, none of (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued as of or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the Final Term Sheet (as defined below), all considered together (collectively, the “General Disclosure Package”), (y) any electronic roadshow, when considered together with the General Disclosure Package, and (z) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 6:00 p.m. (Eastern time) on September 19, 2007 or such other time as agreed by the Company and you.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Certificates.

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, substantially in the form of Schedule IV hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” means the Base Prospectus, as supplemented immediately prior to the Applicable Time by the preliminary prospectus supplement and any other supplement thereto, including any document incorporated by reference therein as of the date of such supplement.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Certificates or until any earlier date that the issuer notified or notifies you as described in Section 5(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus relating to the Certificates, the Statutory Prospectus, the General Disclosure Package or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this Section 1(a)(ii) shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto), made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use therein or to that part of the Registration Statement which constitutes the Trustee’s Statement of Eligibility and Qualification under the 1939 Act (Form T-1).

(iii) The documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the “1934 Act Regulations”), and, when read together and with the other information in the Prospectus and the General Disclosure Package, at the time the Registration Statement and any amendments thereto became effective, at the time the Prospectus was first filed with the Commission in accordance with Rule 424(b), at the Applicable Time and at the Closing Time, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

(iv) The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position of the Company as of the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company, for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied, except as stated therein, on a consistent basis throughout the entire period involved; and the financial schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus meet the requirements of the 1933 Act Regulations or the 1934 Act Regulations, as applicable, and fairly present the information required to be shown therein. The selected consolidated financial data incorporated by reference in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement and the Prospectus.

(v) Except as stated in or contemplated by the General Disclosure Package or the Prospectus, subsequent to the date of the most recent financial statements included or incorporated in the General Disclosure Package and the Prospectus, there has not been any material adverse change in the business, properties, financial condition, results of operations or prospects of the Company and its consolidated subsidiaries taken as a whole (a “Material Adverse Change”).

(vi) The Company is a “citizen of the United States” within the meaning of Section 40102(a)(15)(C) of Title 49, U.S.C. and is a holder of an “air carrier operating certificate” issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, U.S.C. for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.

(vii) This Agreement has been duly authorized, executed and delivered by the Company.

(viii) When the Certificates have been duly authorized, executed, authenticated and delivered by the Trustee in the manner provided for in the Pass Through Trust Agreements and sold and paid for as provided in this Agreement, the Certificates will be legally and validly executed, issued and delivered and the holders of the Certificates will be entitled to the benefits of the relevant Pass Through Trust Agreement and enforceable against the relevant Trust in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(ix) Each of the Equipment Notes to be issued under each related Indenture on the Closing Date, when duly executed and delivered by the Company and duly authenticated by the related Loan Trustee in accordance with the terms of such Indenture, will be duly issued under such Indenture and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of such Indenture.

(x) Each of the Operative Agreements (other than the Equipment Notes) to which the Company is or will be a party has been duly authorized by, and on its date of execution will be duly executed and delivered by, and subject to the due execution and delivery by the other parties thereto, is or will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xi) The execution, delivery and performance of the Operative Agreements by the Company and the consummation by the Company of the transactions contemplated herein and in the General Disclosure Package and the Prospectus and compliance by the Company with its obligations hereunder and thereunder do not and will not conflict with or result in a breach of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon (except as provided in the Indentures) any assets or properties of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the assets or properties of the Company or any of its subsidiaries is subject, the result of which could reasonably be expected to have a Material Adverse Effect or that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement or the other Operative Agreements, nor will such action result in any violation of (i) the provisions of the charter or bylaws of the Company or any of its subsidiaries or (ii) any applicable law or statute or any order, rule, regulation or judgment of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations, except, with respect to (ii) above, for any such violations that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xii) No authorization, approval, consent, order or license of or filing with or notice to any government, governmental instrumentality or court, domestic or foreign, is required on behalf of the Company for (i) the valid authorization, issuance, sale and delivery of the Certificates, (ii) the valid authorization, execution, delivery and performance by the Company of the Operative Agreements, or (iii) the consummation by the Company of the transactions contemplated by the Operative Agreements, except such as are required under (x) the 1933 Act, the 1934 Act, the 1939 Act and the securities or blue sky or similar laws of the various states and of foreign jurisdictions or rules and regulations of the National Association of Securities Dealers, Inc., (y) filings or recordings with the Federal Aviation Administration (the “FAA”) and under the Uniform Commercial Code (the “UCC”) or other laws in effect in any applicable jurisdiction governing the perfection of security interests, which filings or recordings referred to in this clause (y), with respect to any particular set of Operative Agreements relating to an Aircraft, shall have been made, or duly presented for filing or recordation, or shall be in the process of being duly filed or filed for recordation, on or prior to the Closing Date and (z) such as may be required in connection with the registration of the “international interests” created pursuant to the Indentures under the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment signed in Cape Town, South Africa on November 16, 2001.

(xiii) Except as disclosed in the General Disclosure Package or the Prospectus, there is no action, suit or proceeding before or by any governmental agency or body or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective properties that individually (or in the aggregate in the case of any class of related lawsuits), could reasonably be expected to result in a Material Adverse Effect or that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement or the other Operative Agreements.

(xiv) Except as disclosed in the General Disclosure Package or the Prospectus, no union contract dispute respecting the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that, in either case, could reasonably be expected to have a Material Adverse Effect or that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement or the other Operative Agreements.

(xv) Each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, and is in compliance with all statutes and regulations as required, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the General Disclosure Package and the Prospectus, except to the extent that the failure to so obtain, declare, file or comply would not have a Material Adverse Effect or would not materially and adversely affect the consummation of the transactions contemplated by this Agreement or the other Operative Agreements.

(xvi) Except as disclosed in the General Disclosure Package or the Prospectus, (x) to the knowledge of the Company, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim individually or in the aggregate is reasonably expected to have a Material Adverse Effect, and (y) the Company is not aware of any pending investigation which might lead to such a claim that is reasonably expected to have a Material Adverse Effect or that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement or the other Operative Agreements.

(xvii) Except as disclosed in the General Disclosure Package or the Prospectus, neither the Company nor any of its subsidiaries is in violation of its charter or bylaws or in default (nor has any event occurred which with notice or lapse of time or both would constitute a default or acceleration) in the performance of any obligation, agreement or condition contained in any indenture, mortgage, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their respective properties is bound or affected and none of the Company or any of its subsidiaries is in violation of any judgment, ruling, decree, order, franchise, license or permit or any statute, rule or regulation applicable to the business or properties of any of the Company or any of its subsidiaries, except for such violations or defaults which do not have a Material Adverse Effect or would not materially and adversely affect the consummation of the transactions contemplated by this Agreement or the other Operative Agreements.

(xviii) The Company carries, or is covered by, insurance in such amounts and covering such risks as is customary for major U.S. airlines operating similar flight equipment over similar routes.

(xix) The accountants that examined and issued an auditors’ report with respect to the consolidated financial statements of the Company and the financial statement schedules, if any, included or incorporated by reference in the Registration Statement are independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations.

(xx) Neither the Company nor either of the Trusts is an “investment company”, or an entity “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), in each case required to register under the Investment Company Act; and after giving effect to the offering and sale of the Certificates and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, neither the Company nor either of the Trusts will be an “investment company”, or an entity “controlled” by an “investment company”, as defined in the Investment Company Act, in each case required to register under the Investment Company Act.

(xxi) This Agreement and the other Operative Agreements will, upon execution and delivery thereof, conform in all material respects to the descriptions thereof contained in the General Disclosure Package and the Prospectus.

(xxii) Since the date of the most recent balance sheet of the Company audited by the accountants whose auditors’ report was included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus and the most recent minutes of the audit committee of the Company’s board of directors, (i) the Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that are reasonably likely to adversely affect the ability of the Company to record, process, summarize and report financial data, or any material weaknesses in internal controls (whether or not remediated) and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company, and (ii) since that date, there have been no changes in internal controls that have materially affected, or are reasonably likely to materially affect, internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xxiii) Except as may be set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company maintains required “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the 1934 Act) and the Company’s “disclosure controls and procedures” are designed to reasonably ensure that material information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or furnishes under the 1934 Act is communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the 1934 Act with respect to such reports.

(xxiv) None of Aircraft Information Services, Inc., BACK Aviation Solutions and BK Associates, Inc. (each, an “Appraiser” and, collectively, the “Appraisers”) is an affiliate of the Company or, to the knowledge of the Company, after due inquiry, has a substantial interest, direct or indirect, in the Company. To the knowledge of the Company, after due inquiry, none of the officers and directors of any of such Appraisers is connected with the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

(b) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters in connection with an offering of the Certificates shall be deemed a representation and warranty by the Company to each Underwriter participating in such offering as to the matters covered thereby on the date of such certificate unless subsequently amended or supplemented subsequent thereto. None of the foregoing applies to statements in or omissions from any of the aforementioned documents based upon written information furnished to the Company by any Underwriter specifically for use therein.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to cause the Trustee to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trustee, at a purchase price of 100% of the principal amount thereof, the aggregate principal amounts of Certificates set forth opposite the name of such Underwriter in Schedule II hereto.

3. Delivery and Payment. (a) Payment of the purchase price for any Certificates to be purchased by the Underwriters shall be made at the offices of Milbank, Tweed, Hadley & McCloy LLP at 1 Chase Manhattan Plaza, New York, New York 10005, or at such other place as shall be agreed upon by you and the Company, at 9:00 A.M., New York time, on the tenth business day (unless postponed in accordance with the provisions of Section 10) following the date hereof or at such other date, time or location as otherwise shall be agreed upon by you and the Company (such time being referred to as the “Closing Time” and such date being referred to as the “Closing Date”). Unless otherwise specified, delivery of the Certificates shall be made to The Depository Trust Company for your account against payment by you of the purchase price thereof to, or upon the order of, the Trustee (or such other person as the Company may direct) by wire transfer of Federal funds or other immediately available funds. Such Certificates shall be registered in the form of one or more global certificates in the name of Cede & Co. or in such other names, and in such denominations, as you may request in writing at least two business days prior to the Closing Date. The Company agrees to have the Certificates available for inspection by you at the offices of Milbank, Tweed, Hadley & McCloy LLP in New York, New York, not later than 5:00 P.M. on the business day prior to the Closing Date.

(b) As underwriting commission and other compensation to the Underwriters for their respective commitments and obligations hereunder in respect of the Certificates, including their respective undertakings to distribute the Certificates, the Company will pay to MS for the accounts of the Underwriters the amount set forth in Schedule III hereto, which amount shall be allocated among the Underwriters in the manner determined by MS and the Company. In addition, the Company will pay to MS a structuring fee of $600,000. Such payments will be made on the Closing Date simultaneously with the issuance and sale of the Certificates to the Underwriters. Payments of such compensation shall be made by Federal funds check or by wire transfer of immediately available funds.

(c) It is understood that each Underwriter has authorized you, on its behalf and for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Certificates that it has agreed to purchase. You, individually and not as a representative, may (but shall not be obligated to) make payment of the purchase price for the Certificates to be purchased by any Underwriter whose check or checks shall not have been received by the Closing Time.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Certificates for sale to the public as set forth in the Prospectus. It is further understood that each class of the Certificates are to be offered to the public initially at 100% of their principal amount – the public offering price – plus accrued interest, if any, and to certain dealers selected by the Underwriters at concessions not in excess of the concessions set forth in the Prospectus, and that the Underwriters may allow, and such dealers may reallow, concessions not in excess of the concessions set forth in the Prospectus to certain other dealers.

5. Agreements. The Company covenants with each Underwriter that:

(a) Promptly following the execution of this Agreement and subject to paragraph (c) below, the Company will cause the Prospectus containing the information omitted in reliance upon Rule 430B, and any supplement thereto, to be filed in a form approved by you with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed (without reliance on Rule 424(b)(8)), and will furnish to the Underwriters named therein as many copies of the Prospectus as you shall reasonably request.

(b) The Company will notify you immediately (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act that will be incorporated by reference in the Prospectus, (iii) of the receipt after the date hereof of any comments from the Commission with respect to the Registration Statement, the Prospectus or the Prospectus Supplement, (iv) of any request by the Commission after the date hereof for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, and (v) of any order preventing or suspending the use of any preliminary prospectus, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement, (vi) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Certificates and (vii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Certificates for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as soon as possible. The Company will file the pricing term sheet attached hereto as Schedule IV (the “Final Term Sheet”) pursuant to Rule 433(d) under the 1933 Act within the time required by such Rule and will file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the 1933 Act.

(c) For so long as a Prospectus is required to be delivered in connection with the Certificates (including in circumstances where such requirement may be satisfied pursuant to Rule 172), the Company will give you notice of its intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish you with copies of any such amendment or supplement or other documents proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be.

(d) The Company will deliver to you as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as you may reasonably request. The Company will furnish to you as many copies of the Prospectus (as amended or supplemented) as you shall reasonably request, so long as you are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Certificates.

(e) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the General Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify you promptly so that any use of the General Disclosure Package may cease until it is amended or supplemented; (ii) subject to paragraph (c) above , amend or supplement the General Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(f) If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Certificates (including in circumstances where such requirement may be satisfied pursuant to Rule 172) any event shall occur or condition exist as a result of which it is necessary to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and, subject to paragraph (c) above, file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act, or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements. If, at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Certificates (including in circumstances where such requirement may be satisfied pursuant to Rule 172), there occurred or occurs an event or development as a result of which an Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Certificates or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify you and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g) With respect to the sale of the Certificates, the Company will make generally available to its security holders earning statements (in form complying with the provisions of Rule 158 under the 1933 Act), which will satisfy the requirements of Section 11(a) of the 1933 Act.

(h) The Company will endeavor, in cooperation with you, to qualify the Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate, and will maintain such qualifications in effect for so long as may be required for the distribution of the Certificates; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or to subject itself to taxation as doing business in any jurisdiction in which it is not otherwise required to be so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Certificates have been qualified as provided above.

(i) Between the date of this Agreement and the Closing Date, the Company shall not, without your prior written consent, offer, sell, or enter into any agreement to sell (as public debt securities registered under the 1933 Act (other than the Certificates) or as debt securities which may be resold in a transaction exempt from the registration requirements of the 1933 Act in reliance on Rule 144A thereunder and which are marketed through the use of a disclosure document containing substantially the same information as a prospectus for similar debt securities registered under the 1933 Act), any equipment notes, pass through certificates, equipment trust certificates or equipment purchase certificates secured by aircraft owned or leased by the Company (or rights relating thereto).

(j) The Company represents and agrees that, unless it obtains your prior written consent, and each Underwriter represents and agrees that, unless it obtains the prior written consent of the Company and you, it has not made and will not make any offer relating to the Certificates that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the Final Term Sheet; provided, however, that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectus. The Company represents that it has treated or agrees that it will treat each Issuer General Use Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Issuer General Use Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

6. Conditions to the Obligations of Underwriters. The several obligations of the Underwriters to purchase the Certificates pursuant to this Agreement will be subject at all times to the accuracy of the representations and warranties on the part of the Company herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed after the date hereof and prior to the Closing Date (including the filing of any document incorporated therein by reference), as of the Applicable Time and as of the Closing Date, to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements contained herein, on its part to be performed and observed and to the following additional conditions precedent:

(a) At the Closing Time, (i) the Prospectus, and any supplement thereto, shall have been filed within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)); and (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

(b) At the Closing Time, you shall have received the following opinions:

(1) the opinion of Deborah Ackerman, Vice President — General Counsel of the Company, dated the Closing Date, in form and substance reasonably satisfactory to you;

(2) the opinion of Vinson & Elkins L.L.P., counsel to the Company, dated the Closing Date, in form and substance reasonably satisfactory to you;

(3) the opinion of Morris James LLP, counsel for Wilmington Trust Company, individually and as the Loan Trustees, Subordination Agent and Trustees, dated the Closing Date, in form and substance reasonably satisfactory to you;

(4) the opinion of in-house counsel for the Liquidity Provider, dated the Closing Date, in form and substance reasonably satisfactory to you;

(5) the opinion of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Liquidity Provider, dated the Closing Date, in form and substance reasonably satisfactory to you;

(6) the opinion of DeBee Gilchrist, P.C., special counsel in Oklahoma City, Oklahoma, dated the Closing Date, in form and substance reasonably satisfactory to you; and

(7) the opinion of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, dated as of the Closing Date, with respect to the issuance and sale of the Certificates, the Registration Statement, the General Disclosure Package, the Prospectus and other related matters as the Underwriters may reasonably require.

(c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any Material Adverse Change that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable or inadvisable to proceed with the completion of the public offering of the Certificates on the terms and in the manner contemplated by the Prospectus.

(d) You shall have received at the Closing Time a certificate of (i) the Vice Chairman of the Board and Chief Executive Officer, the President or the Senior Vice President and Chief Financial Officer of the Company and (ii) the Treasurer, the Secretary or an Assistant Secretary of the Company, dated as of the Closing Date to the effect that:

(1) the representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the Closing Time with the same effect as if made at the Closing Time and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Time;

(2) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(3) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no Material Adverse Change.

(e) At the time of execution of this Agreement, the Underwriters shall have received a letter dated such date, in form and substance satisfactory to the Underwriters, from the Company’s independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain other financial or statistical data and certain financial information contained in or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus.

(f) At the Closing Time, the Underwriters shall have received a letter, dated as of Closing Date, from the Company’s independent public accountants to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(g) At the Closing Time, all conditions precedent specified in each of the Operative Agreements shall have been satisfied on or prior to the Closing Date; the representations and warranties of the Company contained in the Operative Agreements shall be accurate as of the Closing Time (except to the extent that they relate solely to an earlier date in which case they shall be accurate as of such earlier date) and the Underwriters shall have received at the Closing Time a certificate of (i) the Vice Chairman of the Board and Chief Executive Officer, the President or the Senior Vice President and Chief Financial Officer of the Company and (ii) the Treasurer, the Secretary or an Assistant Secretary of the Company, which may be combined with the certificate required pursuant to Section 6(d) above, to such effect.

(h) Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, (i) there shall not have been any downgrading in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization”, as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act, or (ii) any public announcement that any such organization has under surveillance or review, in each case for possible change, its ratings of any such securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

(i) Each of the Appraisers shall have furnished to you a letter from such Appraiser, addressed to the Company and dated the Closing Date, confirming that such Appraiser and each of its directors and officers (i) is not an affiliate of the Company or any of its affiliates, (ii) does not have any substantial interest, direct or indirect, in the Company or any of its affiliates and (iii) is not connected with the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

(j) At the Closing Time, the Certificates shall be rated (x) not lower than “AA-” in the case of the Certificates of the Class A Trust and not lower than “A” in the case of the Certificates of the Class B Trust by Standard & Poor’s Ratings Services, and (y) not lower than “Aa3” in the case of the Certificates of the Class A Trust and not lower than “Baa1” in the case of the Certificates of the Class B Trust by Moody’s Investors Service, Inc.

(k) At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Certificates as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to you and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled by you at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 7 hereof. Notice of any such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing. Notwithstanding any such termination, the provisions of Sections 8 and 11 shall remain in effect.

7. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

(a) the filing of the Registration Statement and all amendments thereto, any preliminary prospectus, any Issuer Free Writing Prospectus, and the Prospectus and any amendments or supplements thereto;

(b) the preparation, printing, issuance and delivery of the Certificates;

(c) the reasonable fees and disbursements of the Company’s accountants and counsel, and to the extent the Company is so required under any Operative Agreement, the fees and expenses of the Subordination Agent, the Trustees and the Liquidity Provider and the reasonable fees and disbursements of their respective counsel;

(d) the qualification of the Certificates under securities laws in accordance with the provisions of Section 5(h), including filing fees and the reasonable fees and disbursements of counsel to the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey;

(e) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Underwriters of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Certificates;

(f) the preparation and delivery to the Underwriters of copies of the Operative Agreements;

(g) any fees charged by rating agencies for the rating of the Certificates;

(h) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.;

(i) all fees and expenses relating to appraisals of the Aircraft; and

(j) reasonable fees and disbursements of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters.

If this Agreement is terminated by you in accordance with the provisions of Section 6 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, or, in any other case, including any termination pursuant to Section 9 or 10 hereof, the Underwriters will pay all of their own expenses, including transfer taxes on resale of any of the Certificates and any advertising expenses connected with any offers they may make.

8. Indemnification and Contribution; Default of Underwriters.

(a) The Company agrees to indemnify and hold harmless each Underwriter, its directors and officers, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act), its selling agent and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact included in the Base Prospectus, the Statutory Prospectus, any preliminary prospectus relating to the Certificates, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act Regulations or the Prospectus (or in any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in each case insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter specifically for inclusion in any such document (“Underwriter Information”).

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of the officers who signed the Registration Statement and each person, if any, who controls the Company, within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, to the same extent as the foregoing indemnity from the Company to such Underwriter but only with reference to the Underwriter Information provided by such Underwriter.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. The indemnifying party, upon request of the indemnified party, shall, and the indemnifying party may elect to, retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and the indemnifying party shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iii) the indemnifying party shall have failed to retain counsel as required by the prior sentence to represent the indemnified party within a reasonable amount of time. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. The firm chosen to represent the indemnified parties shall be designated in writing by you in the case of parties indemnified pursuant to paragraph (a) above and by the Company in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement, unless such fees and expenses are being disputed in good faith. The indemnifying party at any time may, subject to the last sentence of this Section 8(c), settle or compromise any proceeding described in this paragraph at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 8 is required to be made but is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then the applicable indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of such Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of such Certificates shall be deemed to be in the same respective proportions as the proceeds from the offering of such Certificates received by the Trusts (before deducting expenses) less total underwriting discounts and commissions paid to the Underwriters by the Company, and the total underwriting discounts and commissions paid to the Underwriters by the Company, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of such Certificates. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or information supplied by the Underwriters, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Certificates they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it in respect of the Certificates underwritten by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

9. Default by an Underwriter. If any Underwriter or Underwriters default in their obligations to purchase Certificates hereunder and the aggregate principal amount of the Certificates that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Certificates, you may make arrangements satisfactory to the Company for the purchase of such Certificates by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Certificates that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Certificates with respect to which such default or defaults occurs exceeds 10% of the total principal amount of the Certificates and arrangements satisfactory to you and the Company for purchase of such Certificates by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 7 and 8 hereof. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Termination. This Agreement shall be subject to termination, in the absolute discretion of the Underwriters, immediately upon notice to the Company, at any time if after the execution and delivery of this Agreement and prior to the Closing Time (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iv) any outbreak or escalation of hostilities shall have occurred in which the United States is involved, any declaration of war by Congress or any substantial national or international calamity or emergency shall occur and the effect of which is such as to make it, in your judgment, impracticable or inadvisable to proceed with the offering or delivery of the Certificates on the terms and in the manner contemplated in the Prospectus or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in your judgment, impracticable or inadvisable to proceed with the offering or delivery of the Certificates on the terms and in the manner contemplated in the Prospectus. In the event of any such termination of this Agreement, the provisions of Section 7 hereof, the indemnity and contribution agreements set forth in Section 8 hereof, and the provisions of Sections 11 through 15 hereof shall remain in effect.

11. Representations and Indemnities to Survive. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any termination of this Agreement, any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Certificates. If for any reason the purchase of the Certificates by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 7 and the respective obligations of the Company and the Underwriters pursuant to Section 8 shall remain in effect. If the purchase of the Certificates by the Underwriters is not consummated for any reason other than solely because of the occurrence of the termination of this Agreement pursuant to Section 9 or 10, the Company will reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of such Certificates and comply with its other obligations under Section 7.

12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, delivered by Federal Express service or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to them at the address indicated on page 1 hereof. Notices to the Company shall be directed to it at Southwest Airlines Co., 2702 Love Field Drive, Dallas, Texas 75235-1611, Attention of the Senior Vice President – Finance and Chief Financial Officer, with a copy thereof directed to the General Counsel.

13. Successors. This Agreement shall inure to the benefit of and be binding upon you and the Company and any Underwriter who becomes a party hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto, their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Certificates from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

14. Arms-length Transactions. The Company acknowledges and agrees that (i) the purchase and sale of the Certificates pursuant to this Agreement, including the determination of the public offering price of each class of the Certificates and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters on the other, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

15. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

16. Counterparts. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement. A party may submit its signed counterpart of this Agreement by facsimile and such counterpart so received by facsimile shall for all purposes constitute an original.

[signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between each Underwriter and the Company in accordance with its terms.

Very truly yours,

SOUTHWEST AIRLINES CO.

By: /s/Scott Topping     Name: Scott Topping
Title: Vice President Treasurer

CONFIRMED AND ACCEPTED, as of
the date first above written:

MORGAN STANLEY & CO. INCORPORATED
CITIGROUP GLOBAL MARKETS INC.

As Representatives of the several Underwriters

By: MORGAN STANLEY & CO. INCORPORATED

By: /s/Patrick M. Käufer
Name: Patrick M. Käufer
Title: Managing Director

By: CITIGROUP GLOBAL MARKETS INC.

By: /s/ Thomas Bliemel
Name: Thomas Bliemel
Title: Managing Director

SCHEDULE I

(Southwest Airlines Pass Through Certificates, Series 2007-1)

SOUTHWEST AIRLINES CO.

			Final Expected
Certificates	Aggregate Principal Amount	Interest Rate	Distribution Date
Class A	$412,100,000	6.15%	August 1, 2022
Class B	$87,900,000	6.65%	August 1, 2022

SCHEDULE II

	Principal Amount of	Principal Amount of
Underwriters	Class A Certificates	Class B Certificates
Morgan Stanley & Co. Incorporated	$164,842,000	$35,161,000
Citigroup Global Markets Inc.	$164,839,000	$35,159,000
Comerica Securities, Inc.	$27,473,000	$5,860,000
SG Americas Securities, LLC	$27,473,000	$5,860,000
UBS Securities LLC	$27,473,000	$5,860,000
Total	$412,100,000	$87,900,000

SCHEDULE III

SOUTHWEST AIRLINES CO.

Underwriting commission and other compensation:$3,250,000
Closing date, time and location:	October 3, 2007 9 A.M. EST

Offices of Milbank, Tweed, Hadley & McCloy LLP

1 Chase Manhattan Plaza

New York, New York 10005

SCHEDULE IV

Filed Pursuant to Rule 433
Registration No. 333-126738
Dated September 19, 2007

Southwest Airlines Co.
(NYSE Symbol: LUV)

Pass Through Certificates, Series 2007-1

Pricing Term Sheet

		Class B Pass Through Certificates,
		Series 2007-1 (“Class B
		Certificates”, and together with
		Class A Certificates, the
Securities:	Class A Pass Through Certificates,	“Certificates”)
	Series 2007-1 (“Class A Certificates”)
Principal Amount:	$412,100,000	$87,900,000
Final Expected Distribution Date:	August 1, 2022	August 1, 2022
Public Offering Price:	100%	100%
Ratings (Moody’s/S&P):	Aa3/AA-	Baa1/A
Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
CUSIP:	84474Y AA4	84474Y AB2
ISIN:	US84474YAA47	US84474YAB20
Coupon/Stated Interest Rate:	6.15%	6.65%
Liquidity Facility Initial Maximum Commitment Amount:	$38,016,225	N/A
Make-Whole Spread (used to calculate Make-Whole Amount):	0.30%	0.40%

Underwriting
Commission:	$3,250,000
Structuring Fee:	$600,000

	Class A Certificates	Class B Certificates
Concession to
Selling Group
Members:	0.475%	0.475%
Discount to Brokers/Dealers:	0.250%	0.250%
Underwriting Agreement:	Dated September 19, 2007
Trade Date:	September 19, 2007
Settlement Date:	October 3, 2007 (T+10) closing date, the tenth business day following the date hereof
Preliminary Prospectus Supplement:	Southwest has prepared a Preliminary Prospectus Supplement, dated September 19, 2007, which includes additional information regarding the Certificates.
Joint Bookrunners:	Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc.
Co-Managers:	Comerica Securities, Inc., SG Americas Securities, LLC and UBS Securities LLC

The issuer has filed a registration statement (including a base prospectus and a preliminary prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement and other documents it incorporates by reference that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the final prospectus if you request it by calling toll-free: Morgan Stanley at (866) 718-1649 (institutional investors) or Citigroup Global Markets Inc. at (877) 858-5407.